Exhibit 99.1
News Release

Investor Relations Contact:	Investor Relations Contact:
P. Steven Melman	Sonia Segovia
V.P. of Investor Relations	Investor Relations Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
Tel: (408) 938-6445	Tel: (408) 938-6491
Email: steve.melman@pdf.com	Email: sonia.segovia@pdf.com
PDF Solutions®Updates First Quarter
2008 Outlook
     SAN JOSE, Calif.— April 14, 2008—PDF Solutions, Inc. (Nasdaq: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process lifecycle, today announced an updated financial outlook for its first fiscal quarter ended March 31, 2008. Results of operations for this quarter are expected to be lower than the company’s prior financial outlook provided on February 7, 2008.
     PDF Solutions currently expects total revenue in the range of $20.0 million to $20.5 million for the first fiscal quarter ended March 31, 2008. Gain share revenue for the first quarter is expected to remain in the previously forecasted range of $5.3 million to $5.5 million. On a GAAP basis, the net loss for the first fiscal quarter of 2008 is projected in a range of $(2.4) million to $(3.0) million, or $(0.09) to $(0.11) per diluted share.
     In addition to using GAAP results in evaluating PDF Solutions’ business, management also believes it useful to measure results using a non-GAAP measure of net income, which excludes stock-based compensation expense and amortizaton of acquired intangible assets. Non-GAAP net loss for the first fiscal quarter ended March 31, 2008 is currently expected in a range of $(310,000) to $(910,000), or $(0.01) to $(0.03) per diluted share.
     “As we noted during our fourth quarter conference call, we entered 2008 against a fairly strong headwind in the semiconductor industry. That trend has continued. Bookings, and therefore revenue, were below expectations during the first quarter, primarily due to increased uncertainties in the semiconductor industry and in our clients’ businesses. We believe that our business with our clients is sound and that no business was permanently lost during the quarter. The uncertainty in
~more~

the global marketplace has led our clients to act with more caution, releasing new orders more slowly,” stated chief executive officer John Kibarian.
     The following items highlight PDF Solutions results for the first fiscal quarter of 2008:
•	Sales activity slowed during the quarter. Fewer contracts closed than expected and those that did close, closed later in the quarter resulting in smaller revenue contribution.

•	Gain share is expected in the range provided earlier, in spite of the uncertainty in the market.

•	Cash decreased modestly, due primarily to the additional repurchase of outstanding shares of the company.

•	Expenses for the quarter were as planned, but were based on the revenue we previously expected for the quarter. These costs were approximately $2.0-$2.5 million lower than Q4 2007. Additionally, management continued to plan for further cost cutting in response to a world-wide economy that shows signs of further erosion.
     PDF Solutions’ cautions that these expected results are preliminary based upon the best information available to the company today and are subject to the closing of its financial records and its quarterly review by its independent registered public accounting firm. John Kibarian, PDF Solutions’ chief executive officer and Keith Jones, PDF Solutions’ chief financial officer will host a live teleconference on Tuesday, April 29, 2008, beginning at 3:00 p.m. Pacific Time / 6:00 p.m. Eastern Time to discuss the final results and will provide a broad business outlook at that time.
     An archive of the call and the webcast will be available on the company’s website until Tuesday, May 27, 2008 at 11:59 p.m. Pacific Time. To hear the replay when calling from within the United States or Canada, call 1-800-642-1687. When calling from outside of the United States or Canada, call +1-706-645-9291. The access code for both replay options is 43837149.
~more~

Information Regarding Use of Non-GAAP Financial Measures:
In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expense, amortization of acquired intangible assets, write-off of in-process research and development, and their related income tax effects, as applicable. PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results. These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance. PDF’s management believes that excluding the effects of stock-based compensation expense, amortization of acquired intangible assets, write-off of in-process research and development, and their related income tax effects, as applicable, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management. A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measure is provided at the end of the company’s financial statements presented below.
About PDF Solutions:
PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process lifecycle. PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations. PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry. PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan and Korea. For the company’s latest news and information, visit http://www.pdf.com/.
Characterization Vehicle, CV, dataPOWER, mæstria, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc.
~more~

Forward-Looking Statements:
The statements in this press release regarding PDF Solutions’ outlook for its first fiscal quarter ended March 31, 2008, including expected revenue, net loss, and net loss per share, are forward looking. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with changes in the semiconductor industry, and the fact that the company has not yet closed its books for this quarter and the books for this quarter have not yet been reviewed by the company’s independent registered public accounting firm. In addition, for other risks and uncertainties that can cause results to differ materially from those expressed in these forward-looking statements, see the risks set forth in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its annual reports on Form 10-K, most recently filed on March 17, 2008, and its quarterly reports on Form 10-Q, most recently filed on November 9, 2007. The forward-looking statements contained in this release are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.
~more~

PDF SOLUTIONS, INC.
RECONCILIATION OF PROJECTED GAAP NET LOSS TO PROJECTED
NON-GAAP NET LOSS
(In thousands, except per share data)

	Three Months Ended
PROJECTED RESULTS	March 31, 2008

GAAP net loss per share — diluted	$(0.09)	to	$(0.11)

GAAP net loss	$(2,400)	to	$(2,950)

Amortization of stock-based compensation, net of taxes	1,590		1,590

Amortization of acquired intangible assets, net of taxes	500		500

Non-GAAP net loss	$(310)	to	$(910)

Non-GAAP net loss per share — diluted	$(0.01)	to	$(0.03)

Weighted average common shares — diluted	27,840		27,840

###